Exhibit 99.1 (a) 3

Pro Forma Combined Statement of Operations

For the Year Ended May 30, 2003

Unaudited

(in thousands, except per share data)

	NDCHealth	ArcLight	Pro Forma Adjustments (b)		Pro Forma NDCHealth
Revenues	$429,606	$3,405	$(5,429	)(1,2)	$427,582

Operating expenses	339,727	29,280	(10,007	)(1,2,3)	359,000

Operating income	89,879	(25,875)	4,578		68,582

Other income (expense)	(34,954)	739	(739	)(1)	(34,954)

Income before income taxes, equity in losses of affiliated companies and discontinued operation	54,925	(25,136)	3,839		33,628
Provision for income taxes	22,975	—	(7,667	)(4)	15,308

Income before equity in losses of affiliated companies and discontinued operations	31,950	(25,136)	11,506		18,320
Equity in losses of affiliated companies	(1,348)	—	—		(1,348)

Income before discontinued operations	30,602	(25,136)	11,506		16,972

Discontinued operations	—	78,656	(78,656	)(1)	—

Net income	$30,602	$53,520	$(67,150)		$16,972

Basic earnings per share	$0.88				$0.49

Number of Shares	34,591			(5)	34,972

Diluted earnings per share	$0.88			(5)	$0.48

Number of Shares	34,941				35,322

The accompanying notes are an integral part of this Pro Forma Combined Statement of Income.